As filed with the Securities and Exchange Commission on September 30, 2004

Registration No. 333-119184

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

STATE OF WASHINGTON	91-0470860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33663 WEYERHAEUSER WAY SOUTH
FEDERAL WAY, WASHINGTON	98003
(Address of Principal Executive Offices)	(Zip Code)

WEYERHAEUSER COMPANY HOURLY 401(K) PLAN — NUMBER TWO
(Full Title of the Plans)

Claire S. Grace
Corporate Secretary
Weyerhaeuser Company
Federal Way, Washington 98003
(253) 924-2345
(Name, Address and Telephone Number of Agent For Service)

EXPLANATORY STATEMENT

     This post-effective amendment replaces the consent of KPMG LLP with a new consent that is correctly titled.

Item 8. Exhibits.

Exhibit
Number	Description
23.2	Consent of KPMG LLP
24	Power of Attorney (filed previously)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on September 29, 2004.

WEYERHAEUSER COMPANY

By	/s/ Claire S. Grace

Claire S. Grace Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Steven R. Rogel Steven R. Rogel	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Taggart Richard J. Taggart	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven J. Hillyard Steven J. Hillyard	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard F. Haskayne Richard F. Haskayne	Director

/s/ Robert J. Herbold Robert J. Herbold	Director

/s/ Martha R. Ingram Martha R. Ingram	Director

/s/ John I. Kieckhefer John I. Kieckhefer	Director

/s/ Arnold G. Langbo Arnold G. Langbo	Director

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Signature	Title

/s/ Rt. Hon. Donald F. Manzankowski Rt. Hon. Donald F. Manzankowski	Director

/s/ William D. Ruckelshaus William D. Ruckelshaus	Director

/s/ Richard H. Sinkfield Richard H. Sinkfield	Director

/s/ James N. Sullivan James N. Sullivan	Director

By	/s/ Claire S. Grace

Claire S. Grace Attorney-in-Fact

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PLAN SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on September 29, 2004.

WEYERHAEUSER COMPANY HOURLY 401(K) PLAN – NUMBER TWO

By	/s/ Marilyn W. Wilfong

Marilyn W. Wilfong Director-Employee Benefits

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INDEX TO EXHIBITS

Exhibit		Sequentially
Number	Description	Numbered Page
23.2	Consent of KPMG LLP	7
24	Power of Attorney	Previously filed

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